UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 13, 2009 (February 11, 2009)
Date of Report (Date of earliest event reported)

SIENA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-25499	88-0390360
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

13700 Alton Parkway, Suite 154-277, Irvine, CA 92618
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (949) 271-2564

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On February 11, 2008, Mr. Michael Novielli resigned effective immediately as Interim Chief Executive Officer and as a Member of the Board of Directors of Siena Technologies, Inc. (the “Company”).  Mr. Novielli’s resignation letter did not reference a disagreement with the Company on any matter relating to the Company’s operations, policies and practices.

On February 11, 2009, Mr. Michael Cummings, was appointed to the position of Chief Executive Officer to fill the vacancy created by the resignation of Mr. Novielli. Mr. Cummings was also appointed as the sole member of the Board of Directors.

Michael Cummings has extensive experience in start-ups, managing and operating a geographically diverse multi location business. In 2007, Mr. Cummings founded CTM Investments a management consulting and investment relations firm for private and publicly traded firms, while operating CTM he also was the CEO and Board member of  Remote Surviellance Technologie (otcpk:RSUV) until January 2008. In March 2005 he founded and served as the CEO of nMotion, Inc. a communication firm that was headquartered out of Irvine, California and sold it to a publicly traded electronic security firm in 2007. From April 1997 until March 2005 he founded and served as Chief Executive Officer and President of a publicly traded Network Installation Corporation, with offices operating in 5 states.  Under his leadership, Network Installation Corporation acquired and consolidated numerous portfolios along the West Coast. He was responsible for implementing a strategic direction involving acquisitions, business integration and sales development while managing overall operations for the company. Network Installations is Siena Technologies’ predecessor entity.

Prior to founding Network Installation Corporation, he was Vice President of Sales and Marketing for what was then the fastest growing communication company in California. There, his areas of expertise included business development (locally and nationally), sales management, sales processes, sales training, customer retention, and marketing initiatives.  During his tenure sales revenues increased 35% and the gross profit revenues increased by 5%.  He attended Golden West College for Business Law.  His interests include coaching Little League Baseball for the past 15 years, traveling and spending time with his wife of 10 years and their 3 boys.

ITEMS 8.01 OTHER INFORMATION

The Company has been informed that certain of its notes, convertible debentures and other forms of debt have been sold by Dutchess Private Equities Fund, Ltd. (“Dutchess”) to CTM Investments, Inc. (“CTM”), an entity controlled by Mr. Michael Cummings, the Company’s newly appointed Chief Executive Officer and member of the Board of Directors. Pursuant to an agreement between Dutchess and CTM, Dutchess transferred all of the Company’s securities that it owns to CTM in exchange for $100.00 and shares of the Company’s common stock.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

Not applicable.

(b) PRO FORMA FINANCIAL INFORMATION.

Not applicable.

(c) EXHIBITS.
Exhibit Number	Description

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

SIENA TECHNOLOGIES, INC.

By:	/s/ Michael Cummings Chief Executive Officer

February 13, 2009